                                                                   Exhibit 23.2


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Loewen Group Inc. and Loewen Group International, Inc.



We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 333-07033, 333-22551, 333-38551, 333-38553, 33-42892,
33-79604, 33-954953, 33-79602), S-3 (Nos. 333-23747, 333-43519, 333-43463),
and S-4 (No. 333-09523) of The Loewen Group Inc. and the registration statement on Form S-3 (No. 333-23747) of Loewen Group International, Inc. of our reports:

  (i) dated March 20, 1998 relating to the consolidated balance sheets of Loewen Luxembourg (No. 1) S.A. (as defined in Note 1 thereto) as at December 31, 1997 and 1996 and the consolidated statements of operations and retained earnings, and cash flows of Loewen Luxembourg (No. 1) S.A. for each of the years in the three year period ended December 31, 1997,

  (ii) dated March 20, 1998 relating to the consolidated balance sheets of Loewen Luxembourg (No. 2) S.A. (as defined in Note 1 thereto) as at December 31, 1997 and 1996 and the consolidated statements of operations and retained earnings, and cash flows of Loewen Luxembourg (No. 2) S.A. for each of the years in the three year period ended December 31, 1997, both of which reports appear in the December 31, 1997 annual report on Form 10-K of The Loewen Group Inc.



Luxembourg, March 27, 1998               KPMG Audit
                                         Reviseurs d'Entreprises



                                         /s/ D.G. Robertson       /s/ V.Dogs